EXHIBIT 21.1



                        SUBSIDIARIES OF EQUITY INNS, INC.


                                                     Jurisdiction of
Name                                           Incorporation/Organization
----                                           --------------------------
Equity Inns Trust                                        Maryland

Equity Inns Services, Inc.                               Tennessee

Equity Inns Partnership, L.P.                            Tennessee

Equity Inns/West Virginia Partnership, L.P.              Tennessee

EQI Financing Corporation                                Tennessee

EQI Financing Partnership I, L.P.                        Tennessee